UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2024

PLANET GREEN HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-34449	87-0430320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130-30 31st Ave, Suite 512 Flushing, NY	11354
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 799-0380

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PLAG	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 30, 2024, Planet Green Holdings Corp. (the “Company”) determined that the Company’s unaudited financial statements in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 should be restated due to an error related to the disposal of the Company’s wholly-owned subsidiary Allinyson Ltd., on April 1, 2024. The Company’s management, in consultation with its advisors, concluded that the Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 should no longer be relied upon due to the error identified. The error in the unaudited financial statements will be corrected by filing an amended Quarterly Report on Form 10-Q (the “Form 10-Q/A”) contemporaneous with the filing of this Current Report on Form 8-K.

The Company incorrectly recognized income from discontinued operations in additional paid in capital in connection with disposal of Allinyson Ltd. The corrections resulted in a $7,407,267 decrease in income from discontinued operation, a $7,422,000 increase in additional paid-in capital, a $7,407,267 decrease in accumulated deficit and a $14,733 decrease in accumulated other comprehensive income.

Management has determined that, as a result of the errors described above, management’s previous conclusions regarding the effectiveness of the Company’s disclosure controls and procedures as of June 30, 2024 need to be modified. The Company will provide management’s modified conclusions in the restated interim financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 30, 2024	PLANET GREEN HOLDINGS CORP.

	By:	/s/ Bin Zhou
	Name:	Bin Zhou
	Title:	Chief Executive Officer and Chairman

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